UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2020

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Agreement and Plan of Merger

On August 11, 2020, Premier, Inc. (the “Company”) announced that it entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of August 11, 2020, by and among the Company, Premier Healthcare Alliance, L.P. (“Premier LP”) and BridgeCo, LLC (“BridgeCo”), a wholly-owned subsidiary of Premier Services, LLC formed for the sole purpose of merging with and into Premier LP. Pursuant to the Merger Agreement, effective August 11, 2020, BridgeCo merged with and into Premier LP, with Premier LP as the surviving entity (the “Merger”). The Merger was approved by the general partner of Premier LP and a majority in interest of the Class B Common Units of Premier LP (“Class B Units”). Pursuant to the Merger Agreement, each of the issued and outstanding Class B Units was cancelled and converted automatically into a right to receive one share of the Company’s Class A common stock (“Class A Stock”). In conjunction with the Merger, all of the issued and outstanding shares of Class B Common Stock of the Company (“Class B Stock”) beneficially held by limited partners of Premier LP (individually a “LP” and collectively, the “LPs”) are being canceled in accordance with the Company’s Certificate of Incorporation. Each LP that did not consent to the Merger is entitled to statutory dissenters’ rights under California law, to the extent such rights have been properly perfected (“Dissenters’ Rights”).

The foregoing summary of the Merger Agreement and the transaction does not purport to be a complete description thereof and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto.

Unit Exchange and Tax Receivable Acceleration Agreements

The Company, Premier LP and Premier Services, LLC entered into Unit Exchange and Tax Receivable Acceleration Agreements, as of August 10, 2020 and effective as of July 1, 2020 (the “Unit Exchange Agreements”), with certain of the LPs.    The Unit Exchange Agreement secured the required LP consent regarding the Merger and the conversion of Class B Units into an equal number of shares of Class A Stock as discussed above.

On August 10, 2020, the Company exercised its right to terminate the Tax Receivable Agreement entered into as of September 25, 2013 and effective as of October 1, 2013 by and among the Company and the LPs (the “TRA”) by providing all LPs notice of the termination and the amount of the expected payment to be made to each LP pursuant to the early termination provisions of the TRA (each such amount an “Early Termination Payment”) with a determination date of August 10, 2020. The aggregate amount of the Early Termination Payments is approximately $473.5 million. Of that amount, approximately $10.6 million is payable within three business days after the date on which the Early Termination Payment becomes final, which is expected to be on or about September 15, 2020, to LPs that did not execute a Unit Exchange Agreement. Pursuant to the Unit Exchange Agreements, the remaining amount payable, approximately $462.9 million in the aggregate, will be paid, without interest, to LPs that elected to execute a Unit Exchange Agreement in 18 equal quarterly installments commencing during the quarter ending March 31, 2021 and ending in the quarter ending June 30, 2025. The Company’s obligations under the Unit Exchange Agreements are subordinate and rank junior in right of payment to any principal, interest or other amounts due and payable on any obligations in respect of indebtedness for borrowed money of the Company and its subsidiaries (“Senior Obligations”) and shall rank equally with all current or future unsecured obligations of the Company that are not Senior Obligations. There are no terms in the Unit Exchange Agreements under which the obligations set forth therein may be accelerated or increased.

The foregoing summary of the Unit Exchange Agreements does not purport to be a complete description thereof and is subject to, and qualified in its entirety by, the full text of the form of Unit Exchange Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement

Upon completion of the Merger described above, Premier LP had no Class B Units outstanding, the Company had no shares of Class B Stock outstanding and the agreements listed below terminated. Except as described above under Item 1.01–Unit Exchange and Tax Receivable Acceleration Agreements, the termination of each of the agreements listed below was not material to the Company and there were no material early termination penalties or payments incurred by the Company in connection with the termination of such agreements.

(1)

Voting Trust Agreement Relating to Shares of Class B Stock, entered into as of October 1, 2013 by and among the Company, Premier LP, the holders of Class B Stock and Wells Fargo Delaware Trust Company, N.A.

(2)	Exchange Agreement entered into as of September 25, 2013 and effective as of October 1, 2013 by and among the Company, Premier LP and the LPs.

(3)	Tax Receivable Agreement entered into as of September 25, 2013 and effective as of October 1, 2013 by and among the Company and the LPs.

(4)	Registration Rights Agreement entered into as of September 25, 2013 and effective as of October 1, 2013 by and among the Company and the LPs.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01—Unit Exchange and Tax Receivable Acceleration Agreements is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD

On August 11, 2020, the Company announced the matters set forth in this Current Report on Form 8-K and the related anticipated financial impact. A copy of the press release announcing such matters is furnished herewith as Exhibit 99.1 hereto and is not and shall not be deemed (i) “filed” as part of this Current Report on Form 8-K or (ii) incorporated into any other document filed or furnished by the Company with the Securities and Exchange Commission (“SEC”).

The Company will host a conference call and live audio webcast on Tuesday, August 11, 2020, at 5:00 p.m. ET, to discuss the matters set forth in this Current Report on Form 8-K. The conference call can be accessed through a link provided on the investor relations page on the Company’s website at investors.premierinc.com. Those wanting to participate by phone may do so by dialing (844) 296-7719 and providing the operator with conference ID number: 5168844. International callers should dial (574) 990-1041 and provide the same passcode. The archived webcast will be accessible on Premier’s investor relations page. The supplemental slides referenced during the conference call are attached as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events

Commencement of Cash Dividends

On August 11, 2020, the Company announced that its Board of Directors declared a quarterly cash dividend to be paid to stockholders at a rate of $0.19 per share of Class A Stock, representing an implied annual dividend rate of $0.76 per share of Class A Stock. The first such dividend will be payable on September 15, 2020 to stockholders of record on September 1, 2020.

The future declaration and payment of dividends, if any, is subject to the discretion of our Board of Directors and will depend on many factors, including our results of operations, financial condition and capital requirements, restrictions imposed by our current credit facility and any future financing arrangements, legal restrictions on the payment of dividends, general business conditions and other factors our Board of Directors deems relevant.

Resale Registration Statement

In connection with the Merger discussed in Item 1.01 above, the Company expects to issue up to 50,143,414 shares of Class A Stock, subject to reduction due to the exercise of Dissenters’ Rights, if any. On August 11, 2020, the Company expects to file a Registration Statement on Form S-3ASR (the “Resale Shelf”) with the SEC to facilitate resales by LPs from time to time of shares of Class A Stock issued pursuant to the Merger Agreement. The shares of Class A Stock included in the Resale Shelf are generally expected to be freely tradable upon effectiveness of the Resale Shelf and not subject to any lock-up period. The Company will not receive any proceeds from the sale of Class A Stock by LPs and is not required to conduct any company-directed underwritten public offerings.

Updating Risk Factors

The Company is filing the risk factors attached hereto as Exhibit 99.3 for the purpose of supplementing and updating the risk factor disclosure contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on August 23, 2019 and subsequent Quarterly Reports Form 10-Q. The updated risk factors are filed as Exhibit 99.3 to this current report on Form 8-K and are incorporated herein by reference.

Amendments of GPO Participation Agreements

On August 11, 2020, the Company announced the execution of separate amendments (the “GPO Amendments”) to GPO Participation Agreements entered into by Premier LP with LPs or affiliates thereof (“GPO Participation Agreements”) to which are attributable, on an aggregate basis taking into account member health care facilities of such LPs, consolidated gross administrative fee revenues constituting approximately 96.0% of the consolidated gross administrative fee revenues attributable to all LPs for the 12 months ended June 30, 2020. Taking into account the GPO Amendments and other agreements with members of the Company’s group purchasing organization, the Company’s aggregate revenue share percentage of administrative fees payable under all GPO Participation Agreements is now in the high-40% to low-50% range moving forward, compared with the mid-30% range prior to the GPO Amendments. While the terms of the GPO Amendments entered into with LPs vary, the GPO Amendments generally are effective July 1, 2020 and modified a number of other provisions of the GPO Participation Agreements entered into between Premier LP and such LPs, including an extension of the terms thereof to five, six or seven years, elimination of the termination for convenience provisions, and substantially increasing the liquidated damages payable to the Company for a termination not otherwise permitted under the GPO Participation Agreements as so amended.

Board Approvals

The matters discussed in this Form 8-K under the captions “Agreement and Plan of Merger”, “Unit Exchange and Tax Receivable Acceleration Agreements,” “Commencement of Cash Dividends,” and “Amendments of GPO Participation Agreements” were reviewed and approved by the Board of Directors of the Company, as well as a Special Committee of the Board of Directors comprised of the independent directors of the Company, and included the engagement by the Special Committee of BofA Securities, Inc., as their financial advisor, and Cravath, Swaine & Moore LLP, as their legal advisor.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 11, 2020, by and among Premier Healthcare Alliance, L.P., BridgeCo, LLC and Premier, Inc.

10.1	Form of Unit Exchange and Tax Receivable Acceleration Agreement, dated as of August 10, 2020 and effective as of July 1, 2020, by and among certain limited partners of Premier LP, Premier LP, Premier Services, LLC and the Company

99.1	Press release of Premier, Inc., dated August 11, 2020.

99.2	Supplemental slides referenced during the investor presentation of Premier, Inc.

99.3	Risk Factors of Premier, Inc, dated as of August 11, 2020.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

	By:	/s/ Susan D. DeVore
	Name:	Susan D. DeVore
	Title:	Chief Executive Officer

Date: August 11, 2020